As filed with the Securities and Exchange Commission on September 29, 2000

     Registration No. 333-________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D.C. 20549
                                              ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                                            THE SECURITIES ACT OF 1933
                                              ----------------------

                       COUNTRYWIDE CREDIT INDUSTRIES, INC.

     (Exact name of registrant as specified in its charter)

     Delaware                   95-4083087
     (State or other jurisdiction of (I.R.S. Employer Identification Number)
                                          incorporation or organization)

                        4500 Park Granada                              91302
                            Calabasas, CA
         (Address of Principal Executive Offices)                    (Zip Code)

                       Countrywide Credit Industries, Inc.

                 Amended and Restated Deferred Compensation Plan

                            (Full title of the Plan)

                       Sandor E. Samuels, General Counsel

                                4500 Park Granada

                               Calabasas, CA 91302

                                      (Name and address of agent for service)

                                 (818) 225-3505

     (Telephone Number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

============================ =================== ======================= ====================== ======================

 Title of Securities to be      Amount to be        Proposed Maximum       Proposed Maximum           Amount of
        Registered               Registered        Offering Price Per     Aggregate Offering      Registration Fee
                                                         Share           Price1

---------------------------- ------------------- ----------------------- ---------------------- ----------------------

Deferred Compensation           $18,000,000               100%                $18,000,000               $4752
Obligations2

============================ =================== ======================= ====================== ======================

                                  INTRODUCTION

This  Registration  Statement  on  Form  S-8  is  filed  by  Countrywide  Credit
Industries, Inc., a Delaware corporation (the "Company"), and relates to $18,000,000 of unsecured obligations of the Company to pay deferred compensation in the future (the "Obligations") in accordance with the terms and conditions of the Company's Amended and Restated Deferred Compensation Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  Plan Information*

ITEM 2.  Registrant Information and Employee Plan Annual Information*

                  * Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference

                  The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended February 29, 2000;

     (b) Quarterly Report on Form 10-Q for the quarter ended May 31, 2000; and

     (c) Current Reports on Form 8-K dated June 1, 2000, June 27, 2000 and July 20, 2000.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein (each such document, an "Incorporated Document") shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  Description of Securities

                  $18,000,000 of Obligations are being registered under this Registration Statement to be offered to a select group of management and highly compensated employees of the Company and certain affiliated companies (the "Participating Employers") who have been selected by a committee (the "Committee"), which is comprised of or appointed by the Board of Directors of the Company, to participate in the Plan and who have completed and submitted to the Committee a written form electing to participate in the Plan (the "Election Form"). The Obligations are general unsecured and unfunded obligations of the
                  Participating Employers to pay deferred compensation in the future in accordance with the terms of the Plan and rank pari passu with other unsecured and unsubordinated indebtedness of the Participating Employers from time to time outstanding.

                  The amount of compensation deferred by each participant in the Plan is determined in accordance with the Plan based upon elections by each participant submitted to the Company on an Election Form. To participate in the Plan, during the calendar year, a participant must defer a minimum of $2,000 from his or her base salary and/or bonuses and may elect to defer up to a maximum of 50% of his or her base salary in excess of if the limitations set forth in Internal Revenue Code Section 401(a)(17) and 100% of his or her bonuses earned during the calendar year. A participant may also defer the value accrued upon exercise of stock options in the Company's common stock that the Committee designated before July 27, 1997. If a participant elects to defer such gain, during the calendar year, a participant must defer a minimum of 10% of such gain and may defer up to a maximum of 100% of such gain exercised during such calendar year.

                  Obligations will consist of an amount equal to each participant's "Account Balance" under the Plan, which includes
                  (i) the sum of the participant's deferral amounts, plus (ii) amounts credited to the participant's account based on the participant's selection from measurement fund alternatives in accordance with and subject to the rules and procedures established from time to time by the Committee and other crediting provisions of the Plan, plus (iii) any vested contributions made by Company, less (iv) all distributions made to the participant or his or her beneficiary pursuant to the Plan that relate to the participant's account.

                  A participant may elect to receive distributions from his or her account in one of several manners, including lump sum and installment. A participant also may elect to receive a five year short-term payout and, if eligible, make unscheduled withdrawals from his or her account. The distribution choices provided to a participant may differ depending on the circumstances under which that participant terminates employment with the Company or its participating subsidiary, such as retirement, death or disability. A participant must make an initial distribution election upon commencement of his or her participation in the Plan and may change such election annually; provided, however, that an election to receive a five year short-term payout with respect to a contributed amount is irrevocable, subject to a one-time election to change such amounts to a retirement benefit.

                  A trust  shall  be  established  to pay the  Obligations.  The
                  Company and its participating subsidiaries shall at least annually transfer to such trust such assets as they determine are necessary to provide, on a present value basis, for payment of the Obligations. The Plan shall be administered by the Committee, which has the power to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan, to construe and resolve all questions arising under the Plan and otherwise to carry out the terms of the Plan. The Company and its participating subsidiaries may, by action of the Board of Directors, terminate the Plan at any time and amend the Plan from time to time; provided, however, that no such amendment or termination shall be effective, without the participant's consent, to the extent it reduces or eliminates (except to the extent that amounts are distributed under the Plan) the value of a participant's Account Balance in existence as of such amendment or termination.

ITEM 5.  Interests of Named Experts and Counsel

                  Not applicable.

ITEM 6.  Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

                  Article SIXTH of the Company's Certificate of Incorporation provides that the Company may indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware. Article VIII of the Company's Bylaws provides that the Company shall indemnify its directors and officers against any threatened, pending or completed action, suit or proceeding or investigation brought against such directors and officers by reason of the fact that such persons were directors or officers, provided that such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Company; except that in the case of actions brought by or in the right of the Company to procure a judgment in its favor, no indemnification is permitted in respect of any claim, issue or matter as to which any such director or officer shall have been adjudged to be liable to the Company, unless the court in which the action was brought determines that such person is entitled to indemnification. The Company's Bylaws further contemplate that the indemnification provisions permitted thereunder are not exclusive of any other rights to which the directors and officers are otherwise entitled by means of Bylaw provisions, agreements, votes of stockholders or disinterested directors or otherwise. In addition, the Company has entered into indemnity agreements with each of its directors and executive officers, whereby such individuals are indemnified by the Company up to an aggregate limit of $5,000,000 for any claims made against such individuals based on any act, omission or breach of duty committed while acting as a director or officer, except, among other things, cases involving dishonesty or improper personal benefit. The Company also maintains an insurance policy pursuant to which its directors and officers are insured against certain liabilities which might arise out of their relationship with the Company as directors and officers.

                  Article SEVENTH of the Company's Certificate of Incorporation provides that a director of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of his fiduciary duty of care as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended form time to time.

ITEM 7.  Exemption from Registration Claimed

                  Not applicable.

ITEM 8.  Exhibits

Exhibit Number

                     Description
     4.1 Countrywide Credit Industries, Inc. Amended and Restated Deferred Compensation Plan

     5.1 Opinion of Sandor E. Samuels, General Counsel of the Company as to the legality of securities being registered.

     23.1 Consent of Grant Thornton, LLP, Independent Auditors

     23.2 Consent of Counsel (included in Opinion filed as Exhibit 5.1)

     24.1 Power of Attorney (included on signature pages filed herewith)


ITEM 9.  Undertakings

                  The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that the undertaking set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the __ day of September, 2000.

                                    COUNTRYWIDE CREDIT INDUSTRIES, INC.

     By: /s/ Angelo R. Mozilo
     ------------------------------------------------------------------
     Angelo R. Mozilo
     Chairman of the Board of Directors,
     Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Angelo R. Mozilo, Stanford L. Kurland, Carlos M. Garcia and Sandor E. Samuels, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature Title Date
-----------------------------------------               -----               ----
     /s/ Angelo R. Mozilo Chairman of the Board of September 28, 2000
--------------------------------------------------
     Angelo R. Mozilo Directors, Chief Executive
     Officer and President (Principal
     Executive Officer); Director
     /s/ Carlos M. Garcia Senior Managing Director and September 28, 2000
--------------------------------------------------
     Carlos M. Garcia Chief Financial Officer
     (Principal Financial and Accounting Officer)
     /s/ Robert J. Donato Director September 28, 2000
--------------------------------------------------
                Robert J. Donato

     /s/ Ben M. Enis Director September 28, 2000
--------------------------------------------------
                   Ben M. Enis

 /s/      Edwin      Heller      Director       September      28,      2000
     --------------------------------------------------
                  Edwin Heller
     /s/ Stanford L. Kurland Executive Managing Director September 28, 2000
--------------------------------------------------
     Stanford L. Kurland and Chief Operating Officer;
                                    Director

     /s/    Oscar    P.     Robertson     Director     September     28,    2000
     --------------------------------------------------
               Oscar P. Robertson

     /s/     Harley    W.     Snyder     Director     September     28,     2000
     --------------------------------------------------
                Harley W. Snyder

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 28th day of September, 2000.

                                    COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                    AMENDED AND RESTATED DEFERRED
                                    COMPENSATION PLAN

     By: /s/ Harley W. Snyder
     ------------------------------------------------------------------
 Harley W. Snyder
     on behalf of the Countrywide Credit Industries, Inc. Amended and Restated Deferred Compensation Plan Committee, administrator of the Countrywide Credit Industries, Inc. Amended and Restated Deferred Compensation Plan Committee

                                  EXHIBIT INDEX

Exhibit Number

                     Description

     4.1 Countrywide Credit Industries, Inc. Amended and Restated Deferred Compensation Plan

     5.1 Opinion of Sandor E. Samuels, General Counsel of the Company as to the legality of securities being registered.

     23.1 Consent of Grant Thornton, LLP, Independent Auditors

     23.2 Consent of Counsel (included in Opinion filed as Exhibit 5.1)

     24.1 Power of Attorney (included on signature pages filed herewith)